Exhibit 99.1

Rafael Holdings Reports Third Quarter Fiscal Year 2021 Results

NEWARK, NJ – June 14, 2021: Rafael Holdings, Inc., (NYSE: RFL), reported revenue of $1.0 million and a loss per share of $0.15 for the third quarter of its 2021 fiscal year, the three months ended April 30, 2021.

Q3 FY 2021 Operations and Consolidated Financial Highlights

●	Ameet Mallik became the Company’s Chief Executive Officer on May 1, 2021 and William “Bill” Conkling is now serving as the Company’s first Chief Commercial Officer.

●	On May 27, 2021, the Company filed a “shelf” registration statement covering sales of its Class B common stock in one or more offerings up to an aggregate initial offering price of $250 million.

●	Q3 FY 2021 revenue of $1.0 million decreased from $1.2 million in the year-ago quarter due primarily to the sale of the Company’s building in Piscataway, NJ and reduced parking revenues resulting from the shift to work-from-home during the COVID pandemic.

●	Q3 FY 2021 loss per share was $0.15 compared to a loss per share of $0.14 in the year ago quarter.

Q3 FY 2021 – Pharmaceutical Holdings - Recent Developments

Rafael Pharmaceuticals

At April 30, 2021, the Company and its controlled subsidiaries collectively owned securities representing 51% of the issued and outstanding capital stock of Rafael Pharmaceuticals and approximately 41% on a fully diluted basis. Recent developments at Rafael Pharmaceuticals include:

●	Rafael Pharma expects to obtain a data readout from its pivotal Phase 3 clinical trial for metastatic pancreatic cancer in the fourth quarter of 2021.

●	Rafael Pharma presented two posters at the 2021 American Society of Clinical Oncology (ASCO) Annual Meeting summarizing the respective enrollment status of ongoing trials studying devimistat in pancreatic cancer and biliary tract cancers.

●	In March, enrollment surpassed 150 patients in Rafael Pharma’s pivotal Phase 3 clinical trial assessing the efficacy and safety of its lead compound CPI-613® (devimistat) in combination with high dose cytarabine and mitoxantrone for patients with relapsed or refractory acute myeloid leukemia (AML).

LipoMedix

At April 30, 2021, Rafael Holdings held 68% of the issued and outstanding ordinary shares of LipoMedix, a development-stage Israeli company focused on the development of an innovative, safe and effective cancer therapy based on liposome delivery. Recent developments announced by LipoMedix include:

●	LipoMedix announced that its lead compound, Promitil® (PL-MLP), will be manufactured in the United States by ForDoz Pharma, a specialty pharmaceutical company.

Remarks by Howard Jonas, Chairman of Rafael Holdings

“We continued to build out our leadership team and operating capabilities. We are focused on becoming an integrated oncology company dedicated to the clinical development of devimistat and a robust pipeline of therapies based on cellular metabolism. I’m very pleased that Ameet Mallik is now leading our organization, as our CEO, and already has begun to accelerate execution on our strategic priorities.”

About Rafael Holdings, Inc.:

Rafael Holdings is focused on development of novel cancer therapies. The Company is a significant investor in two clinical stage oncology companies, Rafael Pharmaceuticals, Inc. and LipoMedix Pharmaceuticals Ltd. Through its wholly owned Barer Institute subsidiary, the Company is developing a pipeline of compounds focused on the regulation of cancer metabolism. For more information, visit rafaelholdings.com.

Contact:

David Polinsky

Chief Financial Officer, Rafael Holdings, Inc.

P: (212) 658-1450

E: invest@rafaelholdings.com

RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 30, 2021	July 31, 2020
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,679	$6,206
Trade accounts receivable, net of allowance for doubtful accounts of $183 and $218 at April 30, 2021 and July 31, 2020, respectively	248	267
Due from Rafael Pharmaceuticals	480	118
Prepaid expenses and other current assets	625	273
Assets held for sale	—	2,968
Total current assets	6,032	9,832

Property and equipment, net	43,591	44,433
Equity investment – RP Finance LLC	479	192
Due from RP Finance LLC	3,750	—
Investments – Rafael Pharmaceuticals	79,141	70,018
Investments – Other Pharmaceuticals	477	1,201
Investments – Hedge Funds	9,681	7,510
Deferred income tax assets, net	—	6
In-process research and development and patents	1,575	1,575
Other assets	1,482	1,580
TOTAL ASSETS	$146,208	$136,347
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$753	$921
Accrued expenses	861	1,191
Amount due for purchase of membership interest	3,000	3,500
Other current liabilities	235	115
Due to related parties	60	—
Total current liabilities	4,909	5,727

Deferred income tax liabilities, net	9	—
Other liabilities	33	92
TOTAL LIABILITIES	4,951	5,819

COMMITMENTS AND CONTINGENCIES

EQUITY
Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of April 30, 2021 and July 31, 2020, respectively	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 15,969,962 issued and 15,982,349 outstanding as of April 30, 2021, and 15,034,598 issued and 15,028,536 outstanding as of July 31, 2020	158	149
Additional paid-in capital	151,258	129,136
Accumulated deficit	(28,419)	(16,255)
Accumulated other comprehensive income related to foreign currency translation adjustment	3,766	3,762
Total equity attributable to Rafael Holdings, Inc.	126,771	116,800
Noncontrolling interests	14,486	13,728
TOTAL EQUITY	141,257	130,528
TOTAL LIABILITIES AND EQUITY	$146,208	$136,347

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2021	2020	2021	2020
REVENUE
Rental – Third Party	$228	$360	$654	$1,076
Rental – Related Party	523	523	1,570	1,570
Parking	119	221	418	664
Other – Related Party	120	120	360	360
Total revenue	990	1,224	3,002	3,670

COSTS AND EXPENSES
Selling, general and administrative	3,006	2,081	8,365	6,343
Research and development	1,262	634	3,345	1,327
Depreciation and amortization	201	474	1,079	1,413
Impairment – Altira	—	—	7,000	—
Loss from operations	(3,479)	(1,965)	(16,787)	(5,413)

Interest (expense) income, net	(1)	—	(2)	(31)
Net loss resulting from foreign exchange transactions	—	—	—	(5)
Gain on sale of building	—	—	749	—
Impairment of investments - Other Pharmaceuticals	—	(295)	(724)	(295)
Unrealized (loss) gain on investments - Hedge Funds	738	(28)	4,171	492
Loss before income taxes	(2,742)	(2,288)	(12,593)	(5,252)
Provision for income taxes	(4)	(8)	(13)	(24)
Equity in earnings of RP Finance	96	53	288	53
Consolidated net loss	(2,650)	(2,243)	(12,318)	(5,223)
Net loss attributable to noncontrolling interests	(97)	(84)	(154)	(213)
Net loss attributable to Rafael Holdings, Inc.	$(2,553)	$(2,159)	$(12,164)	$(5,010)

OTHER COMPREHENSIVE LOSS
Net loss	$(2,650)	$(2,243)	$(12,318)	$(5,223)
Foreign currency translation adjustment	5	(4)	4	(32)
Total comprehensive loss	(2,645)	(2,247)	(12,314)	(5,255)
Comprehensive loss attributable to noncontrolling interests	(28)	(3)	(39)	(19)
Total comprehensive loss attributable to Rafael Holdings, Inc.	$(2,617)	$(2,244)	$(12,275)	$(5,236)

Loss per share
Basic and diluted	$(0.15)	$(0.14)	$(0.75)	$(0.32)

Weighted average number of shares used in calculation of loss per share
Basic and diluted	16,668,624	15,813,679	16,216,969	15,747,709

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine Months Ended April 30,
	2021	2020
Operating activities
Net loss	$(12,318)	$(5,223)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,079	1,413
Deferred income taxes	15	13
Net unrealized gain on investments - Hedge Funds	(4,171)	(492)
Impairment of investments - Other Pharmaceuticals	724	295
Impairment – Altira	7,000	—
Equity in earnings of RP Finance	(288)	(53)
(Recovery of) provision for doubtful accounts	(183)	48
Stock-based compensation	1,023	546
Amortization of debt discount	—	54
Gain on sale of building	(749)	—

Change in assets and liabilities:
Trade accounts receivable	202	141
Prepaid expenses and other current assets	(352)	171
Other assets	98	(72)
Accounts payable and accrued expenses	(459)	28
Other current liabilities	120	—
Due to related parties	60	107
Due from Rafael Pharmaceuticals	(362)	—
Accrued interest - Related Party	—	19
Other liabilities	(59)	30
Net cash used in operating activities	(8,620)	(2,975)

Investing activities
Purchase of investment in Altira	(1,250)	—
Purchases of property and equipment	(237)	(491)
Payments to fund RP Finance	(3,750)	—
Proceeds from sale of building	3,658	—
Proceeds related to distribution from Hedge Funds	2,000	—
Investment in Rafael Pharmaceuticals	(9,123)	—
Net cash used in investing activities	(8,702)	(491)

Financing activities
Contribution from noncontrolling interest of consolidated entity	912	—
Proceeds from exercise of options	43	29
Proceeds from exercise of warrants	2,000	—
Proceeds from issuance of shares	13,000	—
Payments for taxes related to shares withheld for employee taxes	(185)	(125)
Net cash provided by (used in) financing activities	15,770	(96)
Effect of exchange rate changes on cash and cash equivalents	25	(32)
Net decrease in cash and cash equivalents	(1,527)	(3,594)
Cash and cash equivalents, beginning of period	6,206	12,024
Cash and cash equivalents, end of period	$4,679	$8,430

Supplemental schedule of noncash investing and financing activities
Common shares issued for settlement of Altira liability	$6,250	$—
Conversion of LipoMedix bridge notes	$—	$200
Conversions of related party convertible notes payable and accrued interest	$—	$15,668

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